EXHIBIT 10.1
------------




                     FIRST AMENDMENT TO LOAN AGREEMENT
                     ---------------------------------

      THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment") is entered into as of the 17th day of June, 2009 by and between LANDAUER, INC., a Delaware corporation ("Borrower"), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the "Bank").


                           W I T N E S S E T H:
                           --------------------

      WHEREAS, Bank and the Borrower are party to that certain Loan Agreement dated as of October 5, 2007 (the "Agreement"); and

      WHEREAS, the Bank and the Borrower desire to amend the Agreement in accordance with this Amendment.

      NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:

      1. INCORPORATION OF THE AGREEMENT. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Agreement, and the Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Agreement are inconsistent with the amendments set forth in PARAGRAPH 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Agreement shall remain in full force and effect and its provisions shall be binding on the parties hereto.

      2.    AMENDMENT OF THE AGREEMENT.

            (a) The definitions of the terms "Borrowing Base", "Borrowing Base Certificate", "EBITDAR", "Fixed Assets", "Fixed Charge Coverage Ratio", "Global Dividends", "Liquidity Premium", "Maintenance Capital Expenditures", "Minority Distributions", "Pro Forma Amortization", "Revolving Loan Availability" and "Subsidiary Guarantor" are hereby added to Section 1.1 of the Agreement to read as follows:

            "Borrowing Base" shall mean:

            (a) an amount equal to eighty percent (80%) of the amount of Accounts due and owing to the Borrower and each Subsidiary Guarantor from Account Debtors domiciled in the United States or Canada, plus

            (b) an amount equal to fifty percent (50%) of the lower of cost or market value of Inventory of the Borrower and each Subsidiary Guarantor located in the United States,












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


            (c) an amount equal to fifty percent (50%) of the net book value of all domestic Fixed Assets of the Borrower and each Subsidiary Guarantor, plus

            (d) an amount equal to one hundred percent of cash on hand located in deposit accounts within the United States.

            "Borrowing Base Certificate" shall have the meaning set forth in Section 9.7(i).

            "EBITDAR" shall mean EBITDA plus domestic rent expense of the Borrower and each Subsidiary Guarantor.

            "Fixed Assets" means all domestic assets of Borrower and each Subsidiary Guarantor which are classified as fixed assets in accordance with GAAP.

            "Fixed Charge Coverage Ratio" means as of any date, computed for the prior twelve month period, the ratio of (a) EBITDAR for the prior twelve month period MINUS Maintenance Capital Expenditures MINUS federal and state income taxes paid in cash of the Borrower and each Subsidiary domiciled in the United States LESS Global Dividends PLUS Minority Distributions to
            (b) domestic Interest Expense of the Borrower and each Subsidiary Guarantor PLUS Pro Forma Amortization PLUS domestic rent expense of the Borrower and each Subsidiary Guarantor, PLUS scheduled principal payments of the Borrower and each Subsidiary Guarantor, all as determined in accordance with GAAP.

            "Global Dividends" shall mean 100% of all dividends issued by Borrower to its shareholders.

            "Liquidity Premium" means 1.00% with respect to all LIBOR Loans and 0.97% with respect to all Prime Loans.

            "Maintenance Capital Expenditures" shall mean an amount equal to fifty percent (50%) of the domestic depreciation expense of Borrower and each Subsidiary Guarantor.

            "Minority Distributions" means, for any period, all distributions and dividends made from the foreign Subsidiaries of Borrower to Borrower in cash.

            "Pro Forma Amortization" means, for purposes of calculating the Fixed Charge Coverage Ratio, the pro forma amortization of that portion of the Borrowing Base advanced on domestic Fixed Assets determined in accordance with the most recently delivered Borrowing Base Certificate, which amount is assumed to be amortized during such period based upon a term of seven (7) years.

            "Revolving Loan Availability" shall mean at any time, the lesser of (a) the Revolving Loan Commitment, or (b) the Borrowing Base.

            "Subsidiary Guarantor" means each domestic Subsidiary of the Borrower which has executed a guaranty of the Obligations in favor of the Bank in form and substance acceptable to the Bank.

            (b) The definition of the terms "EBITDA", "Interest Rate", "LIBOR Loans", "LIBOR Rate", "Loan Period", "Maturity Date", "Maximum Letter of Credit Obligation" and "Revolving Loan Commitment" are hereby amended and restated to read as follows:

            "EBITDA" shall mean, for any period, (a) the sum for such period of: (i) domestic net income of the Borrower and each Subsidiary Guarantor, as determined in accordance with GAAP, PLUS (ii) domestic Interest Expense of the Borrower and each Subsidiary Guarantor, PLUS (iii) federal and state income taxes paid in the United States, as determined in accordance with GAAP (iv) all amounts treated as expenses for domestic depreciation and amortization expense for the Borrower and each Subsidiary Guarantor PLUS any non-cash items of loss which are extraordinary items as defined by GAAP, MINUS (b) any non-cash items of gain which are extraordinary items as defined by GAAP, including, without limitation, (i) that portion of net income arising out of the sale of assets outside of the ordinary course of business, (ii) income from all foreign Subsidiaries and any domestic Subsidiaries which are not Subsidiary Guarantors, and (iii) any gains from minority interest income.

            "Interest Rate" means Borrower's option from time to time of
            (i) the Prime Rate MINUS 0.50% PLUS the Liquidity Premium in effect for Prime Loans (the "Prime Based Interest Rate") or
            (ii) the LIBOR Rate PLUS 1.90% PLUS the Liquidity Premium in effect for LIBOR Loans (the "LIBOR Based Interest Rate"); provided, however, the Prime Based Interest Rate shall only be available when (i) the Prime Based Interest Rate is more than the LIBOR Based Interest Rate or (ii) in instances where the LIBOR Rate is not available in accordance with SECTION 2.2(b) and (c).

            "LIBOR Loan" or "LIBOR Loans" shall mean that portion, and collectively those portions, of the aggregate outstanding principal balance of the Revolving Loans that will bear interest at the LIBOR Rate.

            "LIBOR Rate" means the one-month LIBOR Rate quoted by the Bank from Reuters Screen LIBOR01 or any successor thereto, which shall be that one-month LIBOR rate in effect and reset each New York Banking Day, adjusted for any reserve requirement and any subsequent costs arising from a change in government regulation, such rate rounded up to the nearest one-sixteenth percent.

            "Loan Period" shall mean the period commencing on the advance date of the applicable LIBOR Rate Loan and ending on the numerically corresponding day one month thereafter matching the interest rate term selected by Borrower; provided, however,
            (a) if any Loan Period would otherwise end on a day which is not a New York Banking Day, then the Loan Period shall end on the next succeeding New York Banking Day unless the next succeeding New York Banking Day falls in another calendar month, in which case the Loan Period shall end on the immediately preceding New York Banking Day; or (b) if any Loan Period begins on the last New York Banking Day of a calendar month (or on the day for which there is no numerically corresponding day in the calendar month at the end of the Loan Period), then the Loan Period shall end on the last New York Banking Day of the calendar month at the end of such Loan Period.

            "Maturity Date" shall mean June 16, 2011, unless extended by the Bank pursuant to any modification, extension or renewal note executed by the Borrower and accepted by the Bank in its sole and absolute discretion in substitution for the Revolving Note.


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


            "Maximum Letter of Credit Obligation" shall mean (a) in the event the outstanding amount of all Revolving Loans PLUS the stated amount of all Letter of Credit Obligations is less than or equal to Twenty Million Dollars ($20,000,000), the lesser of
            (i) the amount of the Revolving Loan Commitment less the aggregate amount of all Loans (including, but not limited to, Letter of Credit Obligations which shall include any requested Letter of Credit, as applicable) outstanding at any time and
            (ii) Fifteen Million Dollars ($15,000,000) and (b) in the event the outstanding amount of all Revolving Loans PLUS the stated amount of all Letter of Credit Obligations is greater than Twenty Million Dollars($20,000,000), the lesser of (i) the Borrowing Base less the aggregate amount of all Revolving Loans (including, but not limited to, Letter of Credit Obligations which shall include any requested Letter of Credit, as applicable) outstanding at any time and (ii) Fifteen Million Dollars ($15,000,000).

            "Revolving Loan Commitment" shall mean Thirty Million Dollars ($30,000,000).

            (c)   The definition of the term "LIBOR" is hereby deleted from
Section 1.1 of the Agreement.

            (d) The first sentence of Section 2.1(a) is hereby amended and restated to read as follows:

            Subject to the terms and conditions of this Agreement and the other Loan Documents, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Loan Documents, the Bank agrees to make such Revolving Loans at such times as Borrower may from time to time request until, but not including, the Maturity Date, and in such amounts as Borrower may from time to time request; provided, however, that the aggregate principal balance of all Revolving Loans and all Letter of Credit Obligations (the "Outstandings") outstanding at any time shall not exceed (i) the Revolving Loan Commitment in the event Outstandings (including the requested advance) are less than or equal to $20,000,000 and (ii) Revolving Loan Availability in the event Outstandings (including the requested advance) are greater than $20,000,000.

            (e) SECTION 2.1(c)(i) is hereby amended and restated to read as follows:

            (i) MANDATORY PREPAYMENTS. All Revolving Loans hereunder shall be repaid by Borrower on the Maturity Date, unless payable sooner pursuant to the provisions of this Agreement.
            In the event the aggregate outstanding principal balance of all Revolving Loans and Letter of Credit Obligations hereunder exceeds (i) the Revolving Loan Commitment (in the event the aggregate amount of outstanding Revolving Loans and the stated amount of all Letters of Credit are less than or equal to $20,000,000) or (ii) Revolving Loan Availability (in the event the aggregate amount of outstanding Revolving Loans and the stated amount of all Letters of Credit are greater than $20,000,000), Borrower shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as shall be necessary to eliminate such excess. Also, if Borrower chooses not to convert any Revolving Loan which is a LIBOR Loan to a Prime Loan as provided in Section 2.2(b) and Section 2.2(c), then such Revolving Loan shall be immediately due and payable on the last New York Banking Day of the then-existing Loan Period or on such earlier date as required by law, all without further demand, presentment, protest or notice of any kind, all of which are hereby waived by Borrower (each a "Mandatory Prepayment").

            (f) SECTION 5.1(a) is hereby amended and restated to read as follows:

            (a) Each Loan shall be made available to Borrower upon Borrower's request from any Person whose authority to so act has not been revoked by Borrower in writing previously received by the Bank. Each Revolving Loan may be advanced either as a Prime Loan (to the extent available in accordance with the terms herein) or a LIBOR Loan. A request for a Prime Loan must be received by no later than 11:00 a.m. Chicago, Illinois time, on the day it is to be funded. A request for a LIBOR Loan must be received by no later than 11:00 a.m. Chicago, Illinois time on the day it is to be funded. In the event Borrower does not select an interest rate option, such Loan shall bear interest at the LIBOR Rate. The proceeds of each Prime Loan or LIBOR Loan shall be made available at the office of the Bank by credit to the account of Borrower or by other means requested by Borrower and acceptable to the Bank. All Loans must be paid in full on the Maturity Date. Bank's internal records of applicable interest rates shall be determinative in the absence of manifest error.

            (g) SECTION 5.2 of the Agreement is hereby amended by removing the words "one percent (1.00%)" appearing in the middle of such Section and replacing them with the words "one and nine-tenths percent (1.90%)" in their place.

            (h) SECTION 8.4(v) is hereby amended and restated to read as follows:

            (v)   any Acquisition where (each a "Permitted Acquisition"):

            (A) the business or division acquired are for use, or the Person acquired is engaged, in the business of healthcare or the monitoring and detection industry;

            (B) immediately before and after giving effect to such Acquisition, no Event of Default shall exist;

            (C) the aggregate consideration to be paid by Borrower (including any Indebtedness assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with all Acquisitions (or any series of related Acquisitions) is no more than $100,000,000 in the aggregate following the Closing Date;

            (D) in the event the Borrower is requesting a Revolving Loan in excess of $10,000,000 and the aggregate amount of all Outstandings is greater than or equal to $20,000,000 after giving effect to all requests for Revolving Loans, the Borrower shall provide the Bank with a Borrowing Base Certificate immediately prior to such Acquisition evidencing that the Outstandings (including the requested advance) do not exceed Revolving Loan Availability on a pro forma basis after giving effect to such Acquisition;

            (E) immediately after giving effect to such Acquisition, Borrower is in pro forma compliance with all the financial ratios and restrictions set forth in SECTION 10 and delivers a Compliance Certificate in the form of EXHIBIT B to the Bank evidencing the calculation of such financial ratios on a pro forma basis prior to the consummation of such Acquisition;








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


            (F) in the case of the Acquisition of any Person, the board of directors or similar governing body of such Person has approved such Acquisition and such Acquisition is not considered to be hostile;

            (G) reasonably prior to such Acquisition, the Bank shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as the Bank may require to evidence the termination of Liens on the assets or business to be acquired;

            (H) not less than ten New York Banking Days prior to such Acquisition, the Bank shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and Borrower's calculation of pro forma EBITDA relating thereto; and

            (I) if the Acquisition is structured as a merger, the surviving entity is either Borrower or, following the merger, a domestic wholly-owned Subsidiary which is a Borrower hereto.

            Notwithstanding the foregoing, for all acquisitions involving consideration which is less than or equal to $10,000,000, Borrower shall only be required to deliver to Bank an officer's certificate in form and substance reasonably acceptable to Bank at least 10 days prior to such Acquisition certifying to items
            (A) through (F) above, together with a Borrowing Base Certificate required under item (D) above (only to the extent Outstandings are greater than $20,000,000 after giving effect to such acquisition) and a Compliance Certificate under item
            (E) above.

            (i) SECTION 9.7(a) is hereby amended and restated to read as follows:

            (a) within forty-five (45) days after the end of each calendar quarter, (i) a certificate showing compliance by Borrower with the financial covenants set forth in SECTION 10 below in the form of EXHIBIT B attached hereto and (ii) a certified spread sheet showing all line items comprising the following figures for the Borrower and each Subsidiary Guarantor, prepared on a consolidating basis which ties into the most recent quarterly consolidated financial statement delivered pursuant to SECTION 9.7(c): domestic EBITDA, domestic rent expense, domestic Interest Expense, domestic depreciation expense, domestic taxes paid in cash, Global Dividends, Minority Distributions, scheduled principal payments, domestic Accounts, domestic Inventory, domestic Fixed Assets, and cash maintained in bank accounts located in the United States, in form and substance reasonably acceptable to the Bank;












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


            (j) SECTION 9.7 is hereby amended by removing the word "and" at the end of subsection (g), replacing the period at the end of subsection
(h) with the word "and" and adding a new subsection (i) to read as follows:

            (i) within forty-five (45) days after the last day of each calendar quarter from and after the date hereof when (i) the aggregate amount of Revolving Loans and Letter of Credit Obligations exceeds $20,000,000 and (ii) cash on deposit at the Bank is at least $10,000,000, in each case determined as of the last Business Day of each fiscal quarter, a duly executed Borrowing Base Certificate in the form of EXHIBIT C to this Agreement (each a "Borrowing Base Certificate"); provided, however, that such Borrowing Base Certificate shall be required to be delivered within thirty (30) days of the last day of each calendar month in all instances when (x) the aggregate amount of Revolving Loans and Letter of Credit Obligations exceeds $20,000,000 and (y) Cash on deposit at the Bank is less than $10,000,000 in each case determined as of the last Business Day of the prior month.

            (k) SECTION 10.1 of the Agreement is hereby amended and restated to read as follows (it being understood and agreed that the Tangible Net Worth Covenant is hereby deleted):

            10.1 FIXED CHARGE COVERAGE RATIO. Borrower shall maintain a Fixed Charge Coverage Ratio determined at the end of each calendar quarter of not less than 1.35 to 1.00.

            (l) SECTION 10.2 of the Agreement is hereby amended and restated to read as follows:

            10.2 FUNDED DEBT TO EBITDA. Borrower shall maintain a ratio of Funded Debt to EBITDA (calculated on a rolling four quarter basis) determined at the end of each calendar quarter of less than or equal to 1.5 to 1.00.

            (m) EXHIBIT A to the Agreement is hereby amended and restated with EXHIBIT A attached hereto.

            (n) EXHIBIT B to the Agreement is hereby amended and restated with EXHIBIT B attached hereto.

            (o) EXHIBIT C is hereby added to the Agreement in the form attached hereto.

      3. DELIVERY OF DOCUMENTS. The following documents and other items shall be delivered concurrently with this Amendment:

            a.    Amended and Restated Revolving Note; and

            b. Such other documents, certificates, opinions and financing statements as Bank shall request.

      4. REPRESENTATIONS, COVENANTS AND WARRANTIES; NO DEFAULT. The representations, covenants and warranties set forth in SECTIONS 7, 8 and 9 of the Agreement shall be deemed remade as of the date hereof by Borrower, except that any representations and warranties that specifically relate to a particular date shall be true and correct as of such date and all references to the Agreement in such representations and warranties shall be deemed to include this Amendment. No Event of Default has occurred and is continuing and no event has occurred and is continuing which, with the lapse of time, the giving of notice, or both, would constitute such an Event of Default under the Agreement.

      5. FEES AND EXPENSES. The Borrower agrees to pay on demand all costs and expenses of or incurred by Bank, including, but not limited to, reasonable legal fees and expenses, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment.


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


      6. EFFECTUATION. The amendments to the Agreement contemplated by this Amendment shall be deemed effective immediately upon the full execution of this Amendment and without any further action required by the parties hereto. There are no conditions precedent or subsequent to the effectiveness of this Amendment.

      7. COUNTERPARTS. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telefacsimile or electronic mail shall be equally effective as delivery of a manually executed counterpart of this Amendment.










                         [SIGNATURE PAGE FOLLOWS]















































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


           (Signature Page to First Amendment to Loan Agreement)



      IN WITNESS WHEREOF, the parties hereto have duly executed this First Amendment to Loan Agreement as of the date first above written.

U.S. BANK NATIONAL ASSOCIATION      LANDAUER, INC.,
                                    a Delaware corporation


By:   /s/ U.S. Bank National        By:  /s/ Jonathon M. Singer
          Association               Its:  Senior Vice President,
Its:                                      Finance, Secretary,
      --------------------------          Treasurer, and
                                          Chief Financial Officer
                                          (Principal Financial and
                                          Accounting Officer)




















































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


                                 EXHIBIT A
                             to Loan Agreement
                             -----------------


                    AMENDED AND RESTATED REVOLVING NOTE
                    -----------------------------------



$30,000,000                                           Chicago, Illinois
                                                      June 17, 2009


      FOR VALUE RECEIVED, on or before June 16, 2011 (or, if such day is not a New York Banking Day, on the next following New York Banking Day), the undersigned, LANDAUER, INC., a Delaware corporation (referred to herein as "Borrower") promises to pay to the order of U.S. BANK NATIONAL ASSOCIATION, a national banking association (herein, together with its successors and assigns, called the "Bank"), the maximum principal sum of THIRTY MILLION AND 00/100 DOLLARS ($30,000,000) or, if less, the aggregate unpaid principal amount of all Loans made by the Bank to the undersigned pursuant to that certain Loan Agreement dated as of October 5, 2007 between Borrower and the Bank, as amended by that certain First Amendment to Loan Agreement of even date herewith (herein, as the same may be further amended, modified or supplemented from time to time, called the "Loan Agreement") as shown either on the schedule attached hereto (and any continuation thereof) or in the Bank's records.

      Borrower further promises to pay to the order of the Bank interest on the aggregate unpaid principal amount hereof from time to time outstanding from the date hereof until paid in full at such rates and at such times as shall be determined in accordance with the provisions of the Loan Agreement. Accrued interest shall be payable on the dates specified in the Loan Agreement.

      Payments of both principal and interest are to be made in the lawful money of the United States of America in immediately available funds at the Bank's principal office at 209 South LaSalle Street, Chicago, Illinois 60604, or at such other place as may be designated by the Bank to Borrower in writing.

      This Note is the Revolving Note referred to in, evidences indebtedness incurred under, and is subject to the terms and provisions of, the Loan Agreement. The Loan Agreement, to which reference is hereby made, sets forth said terms and provisions, including those under which this Note may or must be paid prior to its due date or may have its due date accelerated. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

      In addition to, and not in limitation of, the foregoing and the provisions of the Loan Agreement hereinabove referred to, Borrower further agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including attorneys' fees and expenses, incurred by the holder of this Note in seeking to collect any amounts payable hereunder which are not paid when due, whether by acceleration or otherwise.

      This Note is an amendment and restatement of, but not a repayment of, that certain Revolving Note dated as of October 5, 2007 in the maximum principal amount available of $15,000,000 (the "Prior Note") of Borrower payable to the order of Bank and does not and shall not be deemed to constitute a novation therefor. Such Prior Note shall be of no further force and effect upon the execution of this Note; provided, however, that the outstanding amount of principal and interest under the Prior Note as of the date of this Note is hereby deemed indebtedness evidenced by this Note and incorporated herein by this reference.

      All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

      This Note is binding upon the undersigned and its successors and assigns, and shall inure to the benefit of the Bank and its successors and assigns. This Note is made under and governed by the laws of the State of Illinois without regard to conflict of laws principles.




                         (Signature Page Follows)

      (Signature Page to Amended and Restated Revolving Note)


      IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.


                              LANDAUER, INC., a Delaware corporation


                              By:
                                    ------------------------------

                              Its:
                                    ------------------------------

                                 EXHIBIT B
                                    to
                              Loan Agreement
                              --------------

                      FORM OF COMPLIANCE CERTIFICATE
                      ------------------------------


To:   U.S. Bank National Association


      Please refer to the Loan Agreement dated as of October 5, 2007 (as amended or otherwise modified from time to time, the "Loan Agreement") between each of LANDAUER, INC., a Delaware corporation (the "Borrower"), and U.S. Bank National Association. Terms used but not otherwise defined herein are used herein as defined in the Loan Agreement.

      I. REPORTS. Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of Borrower as of _____________, ____ (the "Computation Date"), which report fairly presents in all material respects the financial condition and results of operations (subject to the absence of footnotes and to normal year-end adjustments) of Borrower and pro forma impact of any Permitted Acquisition, as applicable, as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

      II. FINANCIAL TESTS. Borrower hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Loan Agreement determined for domestic operations only:

A.    Section 10.1 -- Fixed Charge Coverage Ratio
      1.    Required          1.35 to 1

B.    Section 10.2 -- Funded Debt/EBITDA Ratio
      1.    Required          1.5 to 1

      Borrower further certifies to you that no Event of Default has occurred and is continuing.




                         (Signature Page Follows)

      IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.



                              LANDAUER, INC., a Delaware corporation


                              By:
                                    ------------------------------

                              Its:
                                    ------------------------------

                                 EXHIBIT C
                             to Loan Agreement
                             -----------------

                    FORM OF BORROWING BASE CERTIFICATE
                    ----------------------------------


To:   U.S. Bank National Association
      209 South LaSalle Street
      Chicago, Illinois  60604


Ladies and Gentlemen:

      Please refer to the Loan Agreement dated as of October 5, 2007 (as amended or otherwise modified from time to time, the "Loan Agreement") between Landauer, Inc. and U.S. Bank National Association. This certificate (this "Certificate"), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Loan Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

      The Borrower hereby certifies and warrants to the Bank that at the close of business on ______________, 200__ (the "Calculation Date"), the Borrowing Base was $_____________, computed as set forth on the schedule attached hereto.

      IN WITNESS WHEREOF, Borrower has caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________, ______.


                              LANDAUER, INC., a Delaware corporation


                              By:
                                    ------------------------------

                              Its:
                                    ------------------------------

                  SCHEDULE TO BORROWING BASE CERTIFICATE

                      Dated as of [_________________]

COLLATERAL REPORT

Loan # _____________________

DATE _______________________REPORT #________________________

PERIOD COVERED ________________________  TO ________________________

1.    DOMESTIC ACCOUNTS RECEIVABLE
      as of ________________              $__________

2.    BORROWING BASE VALUE (80%)                            $__________

3.    DOMESTIC INVENTORY as of ________   $__________

4.    BORROWING BASE VALUE (50%)                            $__________

5.    NET BOOK VALUE OF DOMESTIC
      FIXED ASSETS as of ____________     $__________

6.    BORROWING BASE VALUE (50% of Line 5)                  $__________

7.    DOMESTIC CASH ON HAND                                 $__________

8.    BORROWING BASE (Lesser of Sum of Lines
      2 +4 + 6 + 7 or $30,000,000)                          $__________

9.    TOTAL REVOLVING LOANS                                 $__________

10.   TOTAL LETTER OF CREDIT OBLIGATIONS                    $__________

11.   REQUESTED ADVANCE                                     $__________

12.   TOTAL OUTSTANDINGS (9+10+11)                          $__________

13.   EXCESS/(DEFICIT) (8-12)                               $__________


For the purpose of inducing U.S. BANK NATIONAL ASSOCIATION to grant loans to us pursuant to the Loan Agreement, and any and all amendments thereto, and any and all other agreements executed by the undersigned and given to U.S. BANK NATIONAL ASSOCIATION (collectively the "Agreements"), we hereby certify that the foregoing is true and correct in all particulars and that the above-described assets meet the requirements set forth in the Agreements.